EXHIBIT 23

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our reports dated March 27, 2000 (except for Note A as to which the date is April 5, 2000) accompanying the consolidated financial statements and schedules included in the Annual Report of Milestone Scientific, Inc. on Form 10-K for the year ended December 31, 1999. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Milestone Scientific, Inc. on Form S-8 (File No. 33376497), effective April 14, 1999.

GRANT THORNTON LLP
New York, New York
April 11, 2000